EXHIBIT 99.1

UNAUDITED COMBINED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

The following unaudited combined condensed consolidated pro forma financial data and explanatory footnotes show information about SI Financial Group, Inc.’s (“SI Financial”) financial position and operations, including per share data, after giving effect to the merger with Newport Bancorp, Inc. (“Newport Bancorp”). The unaudited combined condensed consolidated pro forma financial data sets forth the information as if the merger had become effective on June 30, 2013, with respect to financial condition data, and at the beginning of the periods presented, with respect to operations data. The pro forma financial data in the tables reflect application of the acquisition method of accounting.  Upon consummation of the merger on September 6, 2013, management of SI Financial determined the fair market value of assets and liabilities based on appraisals and estimates.  This table should be read in conjunction with, and is qualified in its entirety by, the historical financial statements, including the notes thereto of SI Financial and Newport Bancorp by reference in this document.

The acquisition method of accounting requires that all of Newport Bancorp’s assets and liabilities be adjusted to their fair market values as of the date of acquisition.  For purposes of the unaudited pro forma financial statements, the fair market value of assets and liabilities at June 30, 2013 is based upon the calculations completed after the consummation of the merger on September 6, 2013. This information may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be obtained in the future.

Unaudited Combined Condensed Consolidated Pro Forma Statement of Financial Condition
At June 30, 2013*
(In Thousands)

	SIFI Historical	NFSB Historical	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Cash and cash equivalents	$38,549	$18,877	$(35,670	)(1)	$21,756
Investment securities	190,902	17,085	932	(2)	208,919
Loans receivable, net	670,445	356,289	4,720	(3)	1,031,454
Loans held for sale	525	—	—		525
Other real estate owned	731	160	—		891
Federal Home Loan Bank stock, at cost	7,753	5,356	—		13,109
Bank-owned life insurance	9,196	11,214	—		20,410
Premises and equipment, net	11,458	13,039	(3,100	)(4)	21,397
Deferred tax asset, net	5,448	2,848	(1,242	)(5)	7,054
Core deposit intangible	—	—	8,573	(6)	8,573
Accrued interest receivable	3,242	1,082	—		4,324
Goodwill	3,451	—	8,370	(7)	11,821
Other assets	7,126	662	45	(3)	7,833
Total assets	$948,826	$426,612	$(17,372)		$1,358,066

LIABILITIES AND SHAREHOLDERS’ EQUITY Liabilities:
Deposits	$708,322	$281,045	$564	(8)	$989,931
Mortgagors’ and investors’ escrow accounts	2,786	—	—		2,786
Federal Home Loan Bank advances	93,069	72,346	3,958	(9)	169,373
Repurchase agreement	—	15,000	72	(10)	15,072
Subordinated debentures	8,248	—	—		8,248
Accrued expenses and other liabilities	12,236	3,582	2,569	(11)	18,387
Total liabilities	824,661	371,973	7,163		1,203,797

Shareholders’ Equity:
Common stock	101	49	(22	)(12)	128
Paid-in capital	95,000	50,187	(20,110	)(12)	125,077
Retained earnings	36,016	22,548	(22,548	)(12)	36,016
Unearned restricted shares	(1,973)	—	—	(12)	(1,973)
Unallocated common stock held by ESOP	(4,848)	(1,951)	1,951	(12)	(4,848)
Treasury stock, at cost	—	(16,194)	16,194	(12)	—
Accumulated other comprehensive loss, net of taxes	(131)	—	—		(131)
Total shareholders’ equity	124,165	54,639	(24,535)		154,269
Total liabilities and shareholders’ equity	$948,826	$426,612	$(17,372)		$1,358,066

*
Assumes that the acquisition of Newport Bancorp was completed as of the beginning of the period presented utilizing the acquisition method of accounting.  Estimated fair value adjustments for loans, investment securities, core deposit intangible, deposits, borrowed funds and repurchase agreement were determined by the management of SI Financial and Newport Bancorp.

(1)
The adjustment results from the assumption that cash and cash equivalents will be used to pay for after tax one-time merger and integration expenses of Newport Bancorp. These expenses are actually charged against income of Newport Bancorp and result in a charge to SI Financial’s goodwill. The adjustment also includes cash consideration of $30.9 million paid to Newport Bancorp shareholders and option holders of in-the-money Newport Bancorp stock options less repayment of Newport Bancorp’s employee stock ownership plan loan.

(2)	Represents the estimated fair value adjustment to Newport Bancorp’s investment portfolio.
(3)
Represents the estimated fair value adjustment to loans, which includes an estimate of credit losses.  The existing Newport Bancorp allowance for loan losses cannot be carried over. The estimated fair value adjustment to loans is $4.7 million, net of the elimination of Newport Bancorp’s allowance for loan losses of $4.0 million as well as write-offs of Newport Bancorp’s net deferred origination costs and other adjustments.

(4)	Represents the difference between fair values and net carrying values of premises and equipment acquired in the acquisition.
(5)
Represents adjustments in the net deferred tax assets resulting from the fair value adjustments related to the acquired assets and liabilities, identifiable intangibles and other deferred tax items. The fair value adjustment in net deferred tax asset assumes a tax rate of 34.0%.

(6)
Represents the recognition of the fair value of the core deposit intangible asset, which is assumed to be 3.97% of core deposit liabilities assumed. Core deposits are defined as total deposits less time deposits.

(7)
Calculated to reflect the acquisition accounting adjustments related to the acquisition of Newport Bancorp. The consideration paid to acquire Newport Bancorp consists of cash of $30.9 million and the issuance of 2,683,099 shares of SI Financial common stock based upon the fixed exchange rate of 1.5129 on 50% of 3,547,372 common shares of Newport Bancorp shares outstanding at September 6, 2013. The value of SI Financial common stock to be issued is based upon the average five-day closing stock price of $11.22 as of September 6, 2013. Acquisition accounting adjustments assume that Newport Bancorp’s equity is eliminated and the purchase price, goodwill and intangible assets are reflected on the financial statements of SI Financial pursuant to the application of acquisition accounting (amounts in thousands).

	Note
Assumptions/Inputs:
Value of SI Financial common stock to be issued		$30,105
Cash paid to Newport Bancorp’s shareholders and option holders		30,890
Total deal value as of September 6, 2013 merger date		60,995

Newport Bancorp’s net assets at fair value:

Newport Bancorp’s shareholders’ equity		51,291

Fair value adjustments:
Investment securities	(2)	977
Loans	(3)	4,720
Premises and equipment	(4)	(3,100)
Core deposit intangible	(6)	8,573
Time and brokered deposits	(8)	(564)
FHLB borrowings	(9)	(3,958)
Repurchase agreement	(10)	(72)
Pension liability	(11)	(4,000)

Fair value adjustments		2,576
Tax effect of fair value adjustments	(5)	(1,242)
Total adjustment of net assets acquired		1,334

Adjusted net assets acquired		52,625

Estimated goodwill	(7)	$8,370

(8)
Yield adjustment to reflect the difference between portfolio yields and market rates for time and brokered deposits assumed in the acquisition. Yield adjustments were calculated using present value analysis. Cash flow was discounted to present value using market rates for similar deposits. The yield adjustment is the aggregate present value of the difference.

(9)
Yield adjustments reflect the difference between portfolio yields and market rates for borrowings acquired in the acquisition. Yield adjustments were calculated using present value analysis. Cash flow for each month was calculated as the difference between projected interest costs of the remaining borrowings and hypothetical costs using current market rates based on advances from the Federal Home Loan Bank of Boston. Cash flow was discounted to present value using market rates.

(10)	Reflects the difference between the fair value and net carrying value of the repurchase agreement.
(11)	Reflects the net liability related to Newport Bancorp’s employer tax-qualified defined benefit plan less pre-merger tax benefit.
(12)	Reflects elimination of Newport Bancorp’s equity accounts and the issuance of 2,683,099 shares of SI Financial common stock.

Unaudited Combined Condensed Consolidated Pro Forma Statement of Net Income
For the Year Ended December 31, 2012 (1)
(In Thousands, Except Share Data)

	SIFI Historical	NFSB Historical	Pro Forma Adjustments		Pro Forma Combined

Interest and dividend income:
Loans	$30,462	$17,800	$(173	)(2)	$48,089
Investments	5,316	1,510	(223	)(2)	6,603
Other interest-earning assets	46	75	—		121
Total interest and dividend income	35,824	19,385	(396)		54,813
Interest expense:
Deposits	6,019	1,190	(362	)(2)	6,847
FHLB advances/repurchase agreement	3,276	4,390	(1,652	)(2)	6,014
Subordinated debt	338	—	—		338
Total interest expense	9,633	5,580	(2,014)		13,199

Net interest income before provision for loan losses	26,191	13,805	1,618		41,614
Provision for loan losses	2,896	1,019	—		3,915
Net interest income after provision for loan losses	23,295	12,786	1,618		37,699

Noninterest income:
Service fees	4,935	1,880	—		6,815
Wealth management fees	1,975	—	—		1,975
Increase in cash surrender value of bank- owned life insurance	284	368	—		652
Net gain on sales of securities	273	—	—		273
Mortgage banking fees	1,893	—	—		1,893
Net loss on derivatives	(358)	—	—		(358)
Impairment loss on securities	(123)	—	—		(123)
Other income (loss)	(162)	209	—		47
Total noninterest income	8,717	2,457	—		11,174

Noninterest expenses:
Salaries and employee benefits	15,868	6,885	—		22,753
Occupancy and equipment	5,480	2,192	—		7,672
Computer and electronic banking services	3,738	1,682	—		5,420
Outside professional services	1,309	670	—		1,979
Marketing and advertising	705	577	—		1,282
Supplies	442	103	—		545
FDIC deposit insurance and regulatory assessment	933	339	—		1,272
Other	2,178	558	659	(4)	3,395
Total noninterest expenses	30,653	13,006	659		44,318

Income before income taxes	1,359	2,237	959		4,555
Income tax expense	241	676	316	(2)	1,233
Net income	$1,118	$1,561	$643		$3,322

Earnings per share:
Basic	$0.11	$0.47			$0.27
Diluted	$0.11	$0.46			$0.27

Weighted average shares outstanding:
Basic	9,730,797	3,306,817	(623,718)		12,413,896
Diluted	9,755,692	3,358,195	(675,096)		12,438,791

Unaudited Combined Condensed Consolidated Pro Forma Statement of Operations
For the Six Months Ended June 30, 2013 (1)
(In Thousands, Except Share Data)

	SIFI Historical	NFSB Historical	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Loans	$14,717	$8,188	$(81	)(2)	$22,824
Investments	2,119	511	(111	)(2)	2,519
Other interest-earning assets	21	25	—		46
Total interest and dividend income	16,857	8,724	(192)		25,389
Interest expense:
Deposits	2,636	562	(110	)(2)	3,088
FHLB advances/repurchase agreement	1,491	1,432	(550	)(2)	2,373
Subordinated debt	166	—	—		166
Total interest expense	4,293	1,994	(660)		5,627

Net interest income before provision for loan losses	12,564	6,730	468		19,762
Provision for loan losses	190	14	—		204
Net interest income after provision for loan losses	12,374	6,716	468		19,558

Noninterest income:
Service fees	2,449	933	—		3,382
Wealth management fees	544	—	—		544
Increase in cash surrender value of bank-owned life insurance	136	185	—		321
Net gain on sale of securities	3	—	—		3
Mortgage banking fees	850	—	—		850
Net gain on derivatives	173	—	—		173
Impairment loss on securities	(8)	—	—		(8)
Other income	365	14	—		379
Total noninterest income	4,512	1,132	—		5,644

Noninterest expenses:
Salaries and employee benefits	8,529	3,099	—		11,628
Occupancy and equipment	2,687	1,117	—		3,804
Computer and electronic banking services	1,839	832	—		2,671
Outside professional services	650	235	—		885
Marketing and advertising	301	217	—		518
Supplies	206	—	—		206
FDIC deposit insurance and regulatory assessment	463	137	—		600
Acquisition-related expenses	893	628	(1,521	)(3)	—
Other	1,222	316	330	(4)	1,868
Total noninterest expenses	16,790	6,581	(1,191	)(3)	22,180

Income before income taxes	96	1,267	1,659		3,022
Income tax expense	233	562	202	(2)	997
Net income (loss)	$(137)	$705	$1,457		$2,025

Earnings (loss) per share:
Basic	$(0.01)	$0.21			$0.17
Diluted	$(0.01)	$0.21			$0.16

Weighted average shares outstanding:
Basic	9,561,808	3,323,102	(640,003)		12,244,907	(5)
Diluted	9,561,808	3,423,240	(696,436)		12,288,612	(5)

(1)
Assumes that the acquisition of Newport Bancorp was completed as of the beginning of the period presented utilizing the acquisition method of accounting. Estimated fair value adjustments for investment securities, loans, core deposit intangible, time deposits, borrowed funds and repurchase agreement were determined by the management of SI Financial and Newport Bancorp. The resulting premiums and discounts for purposes of the unaudited combined condensed consolidated pro forma financial data, where appropriate, are being amortized and accreted into income as more fully described in the notes below.

(2)	The following table summarizes the estimated impact of the amortization (accretion) of the accretable acquisition accounting adjustments on the pro forma statement of operations (in thousands).

Category	Premium/ (Discounts)	Estimated Life in Years	Amortization (Accretion) Method	Amortization (Accretion)
				Year Ended December 31, 2012	Six Months Ended June 30, 2013
Loans	$734	5.0	EY	$173	$81
Investment securities	667	3.0	EY	223	111
Core deposit intangible	8,573	13.0	SL	659	330
Time and brokered deposits	(485)	5.0	EY	(362)	(110)
Borrowed funds	(3,820)	4.0	EY	(1,580)	(550)
Repurchase agreement	(72)	0.3	SL	(72)	—

EY = effective yield method
SL = straight line method

The following table summarizes the estimated impact of the amortization/(accretion) of the acquisition accounting adjustments made in connection with the merger on SI Financial’s results of operations for the years following the merger assuming such transaction was effected on January 1, 2012 (in thousands).

Projected Amounts for the Years Ended December 31,	Amortization of Intangibles	Net Amortization (Accretion)	Net Increase (Decrease) in Income Before Taxes
2012	$659	$(1,618)	$959
2013	659	(936)	277
2014	659	(234)	(425)
2015	659	(265)	(394)
2016	659	59	(718)
thereafter	5,278	18	(5,296)

(3)
Noninterest expenses also do not include one-time merger and integration expenses which will be expensed against income and which are accounted for as balance sheet adjustments to cash and equity in these pro forma financial statements.  SI Financial will incur approximately $2.4 million ($1.9 million after tax) in total transaction costs as a result of the merger.  Through September 30, 2013 transaction costs of $2.2 million and $1.3 million have been recognized by SI Financial and Newport Bancorp, respectively.

A summary of SI Financial’s transaction costs is as follows (in thousands):

Professional fees	$1,245
Other merger-related expenses	1,140
Estimated pre-tax transaction costs	2,385
Less related tax benefit	515
Estimated transaction costs, net of taxes	$1,870

Professional fees include investment banking, legal, accounting and other professional fees and expenses associated with the merger transaction. Other merger-related expenses include marketing, printing, integration, contract termination costs and other expenses. The foregoing estimates may be refined subsequent to the completion of the merger.

(4)	Represents the amortization of the core deposit intangible.

(5)
Basic and diluted weighted average common shares outstanding were determined by adding the number of shares issued to Newport Bancorp shareholders to SI Financial’s historical weighted average basic and diluted outstanding common shares.